UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
September 14, 2026
CALIBERCOS INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)
(480) 295-7600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In September 2026, CaliberCos Inc. (the “Company”) launched a note exchange program (the “Program”) pursuant to which holders (the “Note Holders”) of certain of the Company’s unsecured, outstanding promissory notes (the “Notes”) may elect to (i) convert all or part of their Notes into a subordinated amortizing promissory note with interest on the unpaid principal amount of six percent per annum, amortizing monthly pursuant to a note subscription agreement (the “New Notes”), (ii) convert all or part of their Notes into shares of Series AAA Convertible Preferred Stock (“Series AAA Preferred Stock”) pursuant to a preferred stock subscription agreement, or (iii) enter into a payoff option and standstill agreement whereby the Note Holders grant the Company the right to payoff the Notes at eighty percent (80%) thereof (the “Payoff Option”).

The preferred stock subscription agreement provides for registration rights for the shares of Common Stock issuable upon conversion of Series AAA Preferred Stock.

As of September 14, 2026, the Company has entered into subscription agreements with the Note Holders whereby the Note Holders converted and cancelled an aggregate of $12.6 of outstanding indebtedness of the Company, consisting of: $2.9 of outstanding Notes in exchange for New Notes, $0.6 million of outstanding Notes in exchange for [●] shares of Series AAA Preferred Stock, and $9.1 million of outstanding Notes in exchange for the Payoff Option.

The foregoing is only a summary of the material terms of the Program, the subscription agreements, amortizing promissory note and payoff option and standstill agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing summary of the Program, the subscription agreements, amortizing promissory note and payoff option and standstill agreement, is qualified in its entirety by reference to the forms of the form of note subscription agreement, form of subordinated amortizing promissory note, the form of preferred stock subscription agreement, and the form of payoff option and standstill agreement which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 10.2, and Exhibit 10.3 to this Current Report, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the shares of Common Stock issuable upon conversion of the Series AAA Preferred Stock, is hereby incorporated herein by reference.

As of the date of issuance of the shares of Series AAA Preferred Stock described herein, such shares of Common Stock issuable upon conversion of the Series AAA Preferred Stock, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the respective recipients in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, such shares of Common Stock constitute “restricted securities” within the meaning of Rule 144 under the Act.

Item 7.01 Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing that it has completed the refinancing of approximately $3.4 million of its corporate promissory notes, and has executed agreements with holders of an additional approximately $9.1 million of notes granting Caliber the right, exercisable over the next six months, to retire those notes in full for approximately $7.3 million in cash. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Exhibit
4.1	Form of Subordinated Amortizing Promissory Note
10.1	Form of Note Subscription Agreement and Release
10.2	Form of Subscription Agreement for Series AAA Convertible Preferred Stock
10.3	Form of Payoff Option and Standstill Agreement
99.1	Press release dated September 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CaliberCos Inc.

Date: September 14, 2026

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chief Executive Officer